CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated September 10, 2002 relating to Dreyfus Institutional Yield Advantage Fund and Dreyfus Intermediate Term Income Fund, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-48926, Post-Effective Amendment No. 25) of Dreyfus Investment Grade Bond Funds, Inc.






                                        ERNST & YOUNG LLP



New York, New York
November 11, 2002